Edwards Lifesciences Corporation One Edwards Way · Irvine, CA USA · 92614 Phone: 949.250.2500 · www.edwards.com

FOR IMMEDIATE RELEASE

Media Contact:  Amy Meshulam, 949-250-4009
Investor Contact:  Mark Wilterding, 949-250-6826

EDWARDS LIFESCIENCES REPORTS THIRD QUARTER RESULTS
IRVINE, CA, October 30, 2025 — Edwards Lifesciences (NYSE: EW) today reported financial results for the quarter ended September 30, 2025.
Recent Highlights
•Q3 sales grew 14.7% to $1.55 billion, or 12.6% adjusted1, with strength across all product groups
•Q3 TAVR sales grew 12.4%; constant currency1 sales grew 10.6%
•Q3 TMTT sales of $145.2 million, growth driven by PASCAL and EVOQUE
•Q3 EPS of $0.502; adjusted1 EPS of $0.67
•SAPIEN 3, which showed superiority at 1 year, also demonstrates compelling long-term outcomes equivalent to surgery at 7 years, further supported by 10-year follow-up of PARTNER 2 studies
•New ESC/EACTS guidelines simplify care pathways for all severe AS patients
•EVOQUE real-world data from over 1,000 patients showed impressive safety and efficacy results
•SAPIEN M3 achieved primary endpoint in pivotal ENCIRCLE trial for mitral replacement
2025 Full-Year Outlook
•Increasing sales growth guidance to high end of 9-10% from 9-10%
•Increasing TAVR sales guidance to 7-8% from 6-7%
•Increasing adjusted1 EPS guidance to $2.56 to $2.62 from the high end of $2.45 to $2.55

“Our strong results represent another quarter of double-digit sales growth, driven by our comprehensive portfolio across multiple therapeutic areas – aortic, pulmonic, mitral and tricuspid – and our established presence in countries around the world,” said Bernard Zovighian, CEO. “Based on our better-than-expected performance, reflecting the patient-focused contributions of our talented employees, we are raising our 2025 sales and EPS guidance. Edwards remains committed to being the partner of choice for heart teams by providing a complete portfolio of therapies for the many patients in need, built on the foundation of our unique strategy and an unprecedented body of evidence. Our focus on structural heart, including extending into heart failure and aortic regurgitation, represents a tremendous opportunity with the potential to drive differentiated long-term value.”

Transcatheter Aortic Valve Replacement (TAVR)
In the third quarter, Edwards’ TAVR sales of $1.15 billion grew 12.4% versus the prior year or 10.6% on a constant currency basis. Constant currency growth was comparable in the United States and outside of the U.S. On a global basis, Edwards' competitive position and pricing remained largely stable. TAVR growth in the quarter was better than expected as clinicians demonstrated a renewed focus on prioritizing treatment for patients suffering from aortic stenosis. Sales growth in multiple regions was supported by new evidence, guideline updates and expanding indications.
The updated ESC/EACTS guidelines for valvular heart disease establish a simplified care pathway for severe AS patients, regardless of symptoms. These guidelines enable a proactive approach to disease management and underscore that intervention should be considered for asymptomatic patients, regardless of heart function, which is a meaningful step forward from the prior practice of watchful waiting.
Outside of the U.S., the company continues to focus on the value of its differentiated technology and increasing therapy adoption, especially in areas where many patients go without care. In Europe, the exit of a competitor resulted in a rebalancing of the market and a modest contribution to Edwards’ sales. In Japan, TAVR sales growth continues to improve, reflecting a gradual recovery in market growth.
Transcatheter Mitral and Tricuspid Therapies (TMTT)
Edwards’ unique TMTT portfolio of repair and replacement therapies to treat mitral and tricuspid diseases drove another quarter of impressive growth, with a meaningful contribution to overall company performance. Third quarter sales were $145.2 million or $144.1 million adjusted, representing growth of 59.3% year-over-year or 53.2% adjusted.
Adoption of the company’s differentiated PASCAL and EVOQUE systems remains strong in both new and existing centers around the world. In addition, excellent initial clinical outcomes have been observed following the introduction of SAPIEN M3 in Europe and physicians have expressed support for this therapy for the many patients without alternative treatment options. The new ESC/EACTS guidelines released in the third quarter also included updates related to the management of patients with mitral and tricuspid diseases, which further supports global use of transcatheter therapies for these patients.
With PASCAL, EVOQUE and the recent CE Mark of SAPIEN M3, Edwards is advancing its vision to meet the complex needs of underserved patients with mitral and tricuspid disease with a differentiated portfolio comprised of repair and replacement technologies.
Surgical
In Surgical, third quarter sales of $258 million increased 7.5% over the prior year, or 5.6% on a constant currency basis. The company continues to see strong adoption of its RESILIA aortic and mitral therapies in addition to positive procedure growth for the many patients best treated surgically, including complex and concomitant procedures.

Edwards continues to generate evidence on the RESILIA portfolio and expand access globally. With CE Mark approval for KONECT in Europe at the end of the second quarter, the company has been able to expand access to patients across European countries during the third quarter.
TCT 2025 Highlights
At the annual Transcatheter Cardiovascular Therapeutics (TCT) conference in San Francisco earlier this week, physicians featured compelling data on Edwards’ groundbreaking transcatheter therapies, including the company’s SAPIEN TAVR valves, its tricuspid EVOQUE valve and its SAPIEN M3 mitral valve. Edwards’ commitment to high-quality evidence was demonstrated by the multiple late-breaking clinical trials as well as publications in The New England Journal of Medicine and The Lancet.
Highlighted at the conference was 7-year data for the PARTNER 3 pivotal trial, which represents the most extensive clinical follow-up to date for low-risk patients. The results confirmed that rates of all-cause mortality remained low and comparable to the surgical control arm. Additionally, valve performance and durability indicators were excellent and also comparable to SAVR.
The SAPIEN platform has been the most studied valve, with more than 15 years of world class clinical trials involving over 10,000 patients, 10 publications in The New England Journal of Medicine, and 1.2 million patients treated around the world. It is clear that in addition to offering an early clinical benefit with superiority at 1 year for low-risk patients, the excellent performance of TAVR with SAPIEN 3 is now proven at 7 years. This impressive durability is further supported by the 10-year results of the PARTNER 2 trials. This groundbreaking evidence sets a new global benchmark, which is reassuring for both patients and physicians, and sets the stage for continued long-term adoption of SAPIEN to treat patients suffering from aortic stenosis.
The TCT conference also featured multiple important studies on Edwards’ portfolio of mitral and tricuspid replacement therapies, including the largest real-world registry data set on the EVOQUE transcatheter tricuspid valve and the 1-year results of the first-ever pivotal trial for any transfemoral mitral replacement therapy, the ENCIRCLE trial for SAPIEN M3. In the 1,000-plus patient real-world study of EVOQUE, data demonstrated continued high levels of tricuspid regurgitation elimination and strong safety outcomes versus the pre-market randomized trial. Furthermore, the ENCIRCLE study demonstrated meaningful early benefits of mortality reductions and quality of life improvement for the many patients with no other treatment options.

Additional Financial Results
For the quarter, the adjusted gross profit margin was 77.9%, in line with the company's expectations, compared to 80.7% in the same period last year. This year-over-year change was driven primarily by foreign exchange.
Selling, general and administrative (SG&A) expenses in the third quarter were $515 million, or 33.1% of sales, compared to $421 million, or 31.1% of sales in the same period last year, reflecting investments to support growth of the company’s transcatheter therapies globally.
Research and development (R&D) expenses were $281 million in the quarter compared to $253 million in the same period last year. This increase in spending and decrease in R&D as a percentage of sales reflects the company’s intentional strategic prioritization of investments in its expanding structural heart portfolio.
Operating profit margin in the third quarter of 27.5%, as adjusted, was higher than expected, benefitting from the company’s better-than-expected sales performance and the deferral of certain spending to the fourth quarter.
Cash and cash equivalents totaled approximately $3 billion as of September 30, 2025. Total debt was approximately $600 million.
Average diluted shares outstanding during the quarter were 586 million. The Edwards Lifesciences Board of Directors has approved an increase in the company’s share repurchase authorization, which now totals approximately $2.1 billion.
Outlook
Edwards is increasing its full-year total company sales growth guidance to the high end of 9% to 10%. In addition, the company is increasing its underlying growth rate guidance for TAVR to 7% to 8% from 6% to 7%. Sales guidance for the company’s TMTT and Surgical product groups remains unchanged. The company is increasing its full-year EPS guidance and now expects adjusted EPS to be within the range of $2.56 to $2.62, versus previous guidance of the high end of $2.45 to $2.55. For the fourth quarter, the company projects total sales to be between $1.51 and $1.59 billion and adjusted EPS of $0.58 to $0.64.
About Edwards Lifesciences
Edwards Lifesciences is the leading global structural heart innovation company, driven by a passion to improve patient lives. Through breakthrough technologies, world-class evidence and partnerships with clinicians and healthcare stakeholders, our employees are inspired by our patient-focused culture to deliver life-changing innovations to those who need them most. Discover more at www.edwards.com and follow us on LinkedIn, Facebook, Instagram and YouTube.

Conference Call and Webcast Information
The company will be hosting a conference call today at 2:00 p.m. PT to discuss its third quarter results. To participate in the conference call, dial (877) 704-2848 or (201) 389-0893. The call will also be available live and archived on the “Investor Relations” section of the Edwards website at ir.edwards.com or www.edwards.com.

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can sometimes be identified by the use of words such as “may,” “will,” “should,” “anticipate,” “believe,” “plan,” “project,” “estimate,” “forecast,” “potential,” “predict,” "early clinician feedback," “expect,” “intend,” “guidance,” “outlook,” “optimistic,” “aspire,” “confident” or other forms of these words or similar expressions and include, but are not limited to, statements made by Mr. Zovighian and statements regarding the fourth quarter and fiscal year 2025 financial guidance; statements regarding our potential to drive differentiated long-term value, the company’s gradual recovery in market growth in Japan, adoption of RESILIA, execution of the company strategy and sustainable multi-year growth; ability to deliver significant value to patients including high and sustained quality of life; and the highlights in the 2025 Outlook section and the information in the Outlook section. No inferences or assumptions should be made from statements of past performance, efforts, or results which may not be indicative of future performance or results. Forward-looking statements are based on estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain, difficult to predict, and may be outside of the company’s control. The company's forward-looking statements speak only as of the date on which they are made and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If the company does update or correct one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.

Edwards’ guidance reflects the Company’s current estimates of the impact from tariffs that are in effect or have been announced as of the time of this press release and assumes such tariffs remain in place for the remainder of 2025. Any modification to such tariffs, or any new tariffs, could have a material impact on the Company’s future financial results and guidance.

Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements. Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include risk and uncertainties associated with the risks detailed in the company's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and its other filings with the SEC. These filings, along with important safety information about our products, may be found at edwards.com.

Edwards, Edwards Lifesciences, the stylized E logo, ENCIRCLE, EVOQUE, KONECT, PARTNER, PARTNER 3, PASCAL, RESILIA, SAPIEN, and SAPIEN M3 are trademarks of Edwards Lifesciences Corporation or its affiliates. All other trademarks are the property of their respective owners.

[1]The company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency rate fluctuations and newly acquired products. Adjusted earnings per share from continuing operations is a non-GAAP item computed on a diluted basis and in this press release also excludes certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, charitable contribution to the Edwards Lifesciences Foundation, and a gain on remeasurement of previously held interest upon acquisition. See “Non-GAAP Financial Information” and reconciliation tables below.
[2]Reported sales and diluted EPS are from continuing operations.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net sales	$1,553.1	$1,354.4	$4,498.0	$4,053.7
Cost of sales	345.2	262.9	991.2	825.3
Gross profit	1,207.9	1,091.5	3,506.8	3,228.4
Selling, general, and administrative expenses	514.6	421.4	1,482.3	1,297.3
Research and development expenses	280.7	253.4	811.5	781.9
Certain litigation expenses	90.4	10.8	116.8	27.8
Change in fair value of contingent consideration liabilities	(12.5)	—	(12.5)	—
Restructuring charges and separation costs	0.1	32.9	8.5	32.9
Intangible assets impairment charges	40.0	—	40.0	—
Other operating (income) expense, net	(12.5)	22.4	(52.9)	22.4
Operating income, net	307.1	350.6	1,113.1	1,066.1
Interest income, net	(38.6)	(24.3)	(112.5)	(56.3)
Loss on impairment	—	—	47.1	—
Other non-operating income, net	(2.7)	(27.9)	(4.0)	(35.6)
Income from continuing operations before provision for income taxes	348.4	402.8	1,182.5	1,158.0
Provision for income taxes	56.1	40.7	190.7	107.0
Net income from continuing operations	292.3	362.1	$991.8	$1,051.0
(Loss) income from discontinued operations, net of tax	(2.0)	2,707.3	(13.6)	2,734.4
Net income	290.3	3,069.4	978.2	3,785.4
Net loss attributable to noncontrolling interest	(0.8)	(1.4)	(4.1)	(3.6)
Net income attributable to Edwards Lifesciences Corporation	$291.1	$3,070.8	$982.3	$3,789.0

Earnings (loss) per share:
Basic:
Continuing operations	$0.50	$0.61	$1.70	$1.76
Discontinued operations	$—	$4.53	$(0.02)	$4.55
Basic earnings per share	$0.50	$5.14	$1.68	$6.31
Diluted:
Continuing operations	$0.50	$0.61	$1.70	$1.75
Discontinued operations	$—	$4.52	$(0.03)	$4.54
Diluted earnings per share	$0.50	$5.13	$1.67	$6.29

Weighted-average common shares outstanding:
Basic	584.7	597.2	586.2	600.3
Diluted	585.7	598.1	587.2	602.2

Operating statistics from continuing operations
As a percentage of net sales:
Gross profit	77.8%	80.6%	78.0%	79.6%
Selling, general, and administrative expenses	33.1%	31.1%	33.0%	32.0%
Research and development expenses	18.1%	18.7%	18.0%	19.3%
Operating income	19.8%	25.9%	24.7%	26.3%
Income before provision for income taxes	22.4%	29.7%	26.3%	28.6%
Net income from continuing operations	18.8%	26.7%	22.0%	25.9%

Effective tax rate	16.1%	10.1%	16.1%	9.2%

Note: Numbers may not calculate due to rounding.

EDWARDS LIFESCIENCES CORPORATION
Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect the core operational activities of the Company, (b) are commonly adjusted within the Company’s industry to enhance comparability of the Company’s financial results with those of its peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). The Company uses the terms “adjusted” and “constant currency” when referring to non-GAAP sales from continuing operations and sales growth information, respectively, which excludes currency exchange rate fluctuations and newly acquired products. The Company uses the term “adjusted” to also exclude certain litigation expenses, amortization of intangible assets, separation costs, intangible assets impairment charges, fair value adjustments to contingent consideration liabilities, loss on impairment, restructuring expenses, charitable contribution to the Edwards Lifesciences Foundation, and a gain on remeasurement of previously held interest upon acquisition.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company's operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting the Company's business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of non-GAAP historical financial measures to the most comparable GAAP measure is provided in the tables below.

Fluctuations in currency exchange rates impact the comparative results and sales growth rates of the Company's underlying business. Management believes that excluding the impact of currency exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of the fluctuations has been detailed in the “Reconciliation of Sales by Product Group and Region.”

Guidance for sales and sales growth rates is provided on a “constant currency basis,” and projections for diluted earnings per share, net income and growth, gross profit margin, and taxes are also provided on a non-GAAP basis, as adjusted, for the items identified above due to the inherent difficulty in forecasting such items without unreasonable efforts. The Company is not able to provide a reconciliation of the non-GAAP guidance to comparable GAAP measures due to the unknown effect, timing, and potential significance of special charges or gains, and management's inability to forecast charges associated with future transactions and initiatives.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Certain Litigation Expenses - The Company incurred certain litigation expenses of $10.9 million and $8.9 million in the first quarter of 2025 and 2024, respectively, $15.5 million and $8.1 million for the second quarter of 2025 and 2024, respectively, and $90.4 million and $10.8 million for the third quarter of 2025 and 2024, respectively.

Amortization of Intangible Assets - The Company recorded amortization expense related to developed technology and patents in the amount of $1.4 million and $0.5 million in the first quarter of 2025 and 2024, respectively, $1.8 million and $1.2 million in the second quarter of 2025 and 2024, respectively, and $1.7 million and $1.3 million in the third quarter of 2025 and 2024, respectively.

Separation Costs - The Company recorded expenses of $4.2 million in both the first and second quarter of 2025 and $0.1 million in the third quarter of 2025 related to consulting, legal, tax, and other professional advisory services related to the sale of Critical Care.

Intangible assets impairment charges - The Company recorded a $40.0 million charge in the third quarter of 2025 related to an impairment of certain developed technology asset acquired as part of an acquisition.

Change in Fair Value of Contingent Consideration Liabilities - The Company recorded a gain of $12.5 million in the third quarter of 2025 related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Loss on Impairment - The Company recorded loss on impairment of $47.1 million ($37.6 million net of tax) in the second quarter of 2025, related to the Company's determination to not exercise an option to acquire one of its VIE investments.

Restructuring Expenses - The Company recorded a $32.9 million charge in the third quarter of 2024 primarily related to severance expenses associated with a global workforce realignment.

Charitable Foundation Contribution - The Company recorded a $30.0 million charge in Other operating (income) expense, net in the third quarter of 2024 for a charitable contribution to the Edwards Lifesciences Foundation.

Gain on Remeasurement of Previously Held Interest Upon Acquisition - The Company recorded a $24.6 million gain in the third quarter of 2024 to remeasure its previously held interest upon acquisition of the investee.

Provision for Income Taxes - The income tax impacts of the expenses and gains discussed above are based upon the items' forecasted effect upon the Company's full year effective tax rate. Adjustments to forecasted items unrelated to the expenses and gains above, as well as impacts related to interim reporting, will have an effect on the income tax impact of these items in subsequent periods.

EDWARDS LIFESCIENCES CORPORATION
Unaudited Reconciliation of GAAP to Non-GAAP Financial Information
(in millions, except per share and percentage data)

	Three Months Ended September 30, 2025
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,553.1	77.8%	$307.1	19.8%	$2.7	$292.3	$0.50	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	—	0.8	—	—
Total attributable to Edwards Lifesciences Corporation	1,553.1	77.8%	307.1	19.8%	2.7	293.1	0.50	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	90.4	5.8	—	69.6	0.12	1.3
Amortization of intangible assets	—	0.1	1.7	0.1	—	1.3	—	—
Separation costs	—	—	0.1	—	—	—	—	—
Intangible assets impairment charges	—	—	40.0	2.6	—	38.5	0.07	(1.1)
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(0.8)	—	(12.0)	(0.02)	0.4
Prior period ongoing tax impacts	—	—	—	—	—	(0.6)	—	0.2
Adjusted	$1,553.1	77.9%	$426.8	27.5%	$2.7	$389.9	$0.67	16.9%

	Three Months Ended September 30, 2024
	Net Sales	Gross Profit Margin	Operating Income, net	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$1,354.4	80.6%	$350.6	25.9%	$27.9	$362.1	$0.61	10.1%
Net loss attributable to noncontrolling interests	—	—	—	—	—	1.4	—	—
Total attributable to Edwards Lifesciences Corporation	1,354.4	80.6%	350.6	25.9%	27.9	363.5	0.61	10.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	10.8	0.8	—	8.1	0.01	0.4
Amortization of intangible assets	—	0.1	1.3	0.1	—	1.0	—	—
Restructuring expenses	—	—	32.9	2.4	—	26.9	0.05	0.6
Charitable foundation contribution	—	—	30.0	2.2	—	23.7	0.04	0.7
Gain on remeasurement of previously held interest upon acquisition	—	—	—	—	(24.6)	(24.6)	(0.04)	0.6
Adjusted	$1,354.4	80.7%	$425.6	31.4%	$3.3	$398.6	$0.67	12.4%

	Nine Months Ended September 30, 2025
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$4,498.0	78.0%	$1,113.1	24.7%	$4.0	$991.8	$1.70	16.1%
Net loss attributable to noncontrolling interests	—	—	—	—	—	4.1	—	—
Total attributable to Edwards Lifesciences Corporation	4,498.0	78.0%	1,113.1	24.7%	4.0	995.9	1.70	16.1%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	116.8	2.6	—	90.4	0.16	0.4
Amortization of intangible assets	—	0.1	4.9	0.1	—	3.9	—	—
Separation costs	—	—	8.5	0.2	—	6.6	0.01	0.1
Intangible assets impairment charges	—	—	40.0	1.0	—	38.5	0.07	(0.2)
Change in fair value of contingent consideration liabilities	—	—	(12.5)	(0.3)	—	(12.0)	(0.02)	0.1
Loss on impairment	—	—	—	—	—	37.6	0.06	0.1
Prior period ongoing tax impacts	—	—	—	—	—	(0.6)	—	0.1
Adjusted	$4,498.0	78.1%	$1,270.8	28.3%	$4.0	$1,160.3	$1.98	16.7%

	Nine Months Ended September 30, 2024
	Net Sales	Gross Profit Margin	Operating Income	Operating Profit Margin	Other Non-operating Income	Net Income	Diluted EPS	Effective Tax Rate
GAAP - Continuing Operations	$4,053.7	79.6%	$1,066.1	26.3%	$35.6	$1,051.0	$1.75	9.2%
Net loss attributable to noncontrolling interests	—	—	—	—	—	3.6	—	—
Total attributable to Edwards Lifesciences Corporation	4,053.7	79.6%	1,066.1	26.3%	35.6	1,054.6	1.75	9.2%
Non-GAAP adjustments: (A) (B)
Certain litigation expenses	—	—	27.8	0.7	—	22.0	0.04	0.2
Amortization of intangible assets	—	0.1	3.0	0.1	—	2.4	—	0.1
Restructuring expenses	—	—	32.9	0.8	—	26.9	0.05	0.2
Charitable foundation contribution	—	—	30.0	0.7	—	23.7	0.04	0.3
Gain on remeasurement of previously held interest upon acquisition	—	—	—	—	(24.6)	(24.6)	(0.04)	0.2
Prior period ongoing tax impacts	—	—	—	—	—	0.8	—	—
Adjusted	$4,053.7	79.7%	$1,159.8	28.6%	$11.0	$1,105.8	$1.84	10.2%

(A)See description of non-GAAP adjustments under “Non-GAAP Financial Information.”
(B)The tax effect on non-GAAP adjustments is calculated based upon the impact of the relevant tax jurisdictions’ statutory tax rates on the Company’s estimated annual effective tax rate, or discrete rate in the quarter, as applicable. The impact on the effective tax rate is reflected on each individual non-GAAP adjustment line item.

RECONCILIATION OF SALES BY PRODUCT GROUP AND REGION

					2025 Adjusted		2024 Adjusted
Sales by Product Group (QTD) - Continuing Operations	3Q 2025	3Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	3Q 2025 Adjusted Sales	FX Impact	3Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$1,149.9	$1,023.3	$126.6	12.4%	$—	$1,149.9	$17.0	$1,040.3	10.6%
Transcatheter Mitral and Tricuspid Therapies	145.2	91.1	54.1	59.3%	(1.1)	144.1	3.0	94.1	53.2%
Surgical Structural Heart	258.0	240.0	18.0	7.5%	—	258.0	4.4	244.4	5.6%
Total	$1,553.1	$1,354.4	$198.7	14.7%	$(1.1)	$1,552.0	$24.4	$1,378.8	12.6%

					2025 Adjusted		2024 Adjusted
Sales by Product Group (YTD) - Continuing Operations	YTD 3Q 2025	YTD 3Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	YTD 3Q 2025 Adjusted Sales	FX Impact	YTD 3Q 2024 Adjusted Sales	Constant Currency Growth Rate *
Transcatheter Aortic Valve Replacement	$3,327.4	$3,069.8	$257.6	8.4%	$—	$3,327.4	$13.2	$3,083.0	8.0%
Transcatheter Mitral and Tricuspid Therapies	394.9	247.0	147.9	59.8%	(3.0)	391.9	2.9	249.9	56.9%
Surgical Structural Heart	775.7	736.9	38.8	5.3%	—	775.7	2.2	739.1	5.0%
Total	$4,498.0	$4,053.7	$444.3	11.0%	$(3.0)	$4,495.0	$18.3	$4,072.0	10.4%

					2025 Adjusted		2024 Adjusted
Sales by Region (QTD) - Continuing Operations	3Q 2025	3Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	3Q 2025 Adjusted Sales	FX Impact	3Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$907.5	$804.6	$102.9	12.8%	$(1.1)	$906.4	$—	$804.6	12.6%
Europe	387.9	319.8	68.1	21.3%	—	387.9	21.1	340.9	14.0%
Japan	90.1	81.4	8.7	10.6%	—	90.1	3.2	84.6	6.5%
Rest of World	167.6	148.6	19.0	12.7%	—	167.6	0.1	148.7	12.7%
Outside of the United States	645.6	549.8	95.8	17.4%	—	645.6	24.4	574.2	12.5%
Total	$1,553.1	$1,354.4	$198.7	14.7%	$(1.1)	$1,552.0	$24.4	$1,378.8	12.6%

					2025 Adjusted		2024 Adjusted
Sales by Region (YTD) - Continuing Operations	YTD 3Q 2025	YTD 3Q 2024	Change	GAAP Growth Rate*	Implantable Heart Failure Management (A)	YTD 3Q 2025 Adjusted Sales	FX Impact	YTD 3Q 2024 Adjusted Sales	Constant Currency Growth Rate *
United States	$2,636.1	$2,393.1	$243.0	10.2%	$(3.0)	$2,633.1	$—	$2,393.1	10.0%
Europe	1,107.9	978.0	129.9	13.3%	—	1,107.9	22.3	1,000.3	10.8%
Japan	267.2	253.9	13.3	5.2%	—	267.2	4.9	258.8	3.2%
Rest of World	486.8	428.7	58.1	13.5%	—	486.8	(8.9)	419.8	16.0%
Outside of the United States	1,861.9	1,660.6	201.3	12.1%	—	1,861.9	18.3	1,678.9	10.9%
Total	$4,498.0	$4,053.7	$444.3	11.0%	$(3.0)	$4,495.0	$18.3	$4,072.0	10.4%

(A)For the third quarter 2025, amounts represent revenues related to Implantable Heart Failure Management (“IHFM”) for July 2025 and August 2025. For the year-to-date 2025, amounts represent revenues related to IHFM for January 2025 through August 2025. Beginning September 2025, $0.6 million of revenues related to IHFM are included in TMTT and accounted as a part of its constant currency growth rates.
* Numbers may not calculate due to rounding.